Consent of Independent Certified Public Accountants

     We have issued our report dated June 27, 1997 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 57 and 58 as of April 30, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
August 25, 1997